UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): December 18, 2013

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 18, 2013, Lannett Company, Inc. the (the “Company”) entered into a Credit Agreement with Citibank, N.A., as administrative agent and certain financial institutions party thereto as lenders (the “Credit Agreement”).

The Credit Agreement provides for revolving a loan commitment in the amount of up to $50,000,000 (the “Credit Facility”), consisting of revolving loans, swingline loans not to exceed an aggregate principal amount of $5,000,000 and letters of credit not to exceed a maximum aggregate principal amount of $5,000,000.  Any loans under the Credit Agreement will bear interest at either a “Eurodollar Rate” or a “Base Rate” plus a margin specified in the Credit Agreement.  At the closing, no funds have been drawn down upon the Credit Facility.  Any borrowings under the Credit Facility will be used for general corporate purposes, including, without limitation, working capital, capital expenditures, acquisitions and potential permitted restricted payments.

The Credit Agreement contains representations and warranties, affirmative, negative and financial covenants, and events of default, applicable to the Company and its subsidiaries which are customary for Credit Facilities of this type.  In addition, the Company is required to pay a commitment fee on any undrawn commitments under the Credit Facility ranging from 0.2% - 0.3% per annum according the average daily balance of borrowings under the Credit Facility.

Pursuant to a Guaranty and Security Agreement dated December 18, 2013 among the Company, Cody Laboratories, Inc., a wholly-owned subsidiary of the Company (“Cody”), Lannett Holdings, Inc., a wholly-owned subsidiary of the Company (“Holdings”), and Citibank, N.A. as Administrative Agent (the “Guaranty and Security Agreement”), Cody and Holdings have guaranteed the obligations of the Company under the Credit Agreement, and the obligations of the Company, Cody and Holdings under the Credit Agreement and the Guaranty and Security Agreement are secured by liens on substantially all of the assets of each respective company.

The foregoing summaries of the Credit Agreement and the Guaranty and Security Agreement do not purport to be complete and are qualified in their entirety by references to the full text of the Credit Agreement and the Guaranty and Security Agreement, which are attached hereto as Exhibits 10.26 and 10.27, respectively.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTER

The Disclosures required for this Item 2.03 are contained in Item 1.01 above and are incorporated as if fully restated herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

10.26 Credit Agreement dated as of December 18, 2013 among Lannett Company, Inc., as the Borrower, Certain Financial Institutions as the Lenders, and Citibank, N.A., as Administrative Agent

10.27                 Guaranty and Security Agreement dated as of December 18, 2013, among Lannett Company, Inc., the Subsidiaries of Lannett Company, Inc. identified therein, and Citibank, N.A., as Administrative Agent

99.1 December 19, 2013 press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
President and Chief Executive Officer
Date: December 19, 2013

EXHIBIT INDEX

Exhibit:	Description:

10.26 Credit Agreement dated as of December 18, 2013 among Lannett Company, Inc., as the Borrower, Certain Financial Institutions as the Lenders, and Citibank, N.A., as Administrative Agent

10.27                 Guaranty and Security Agreement dated as of December 18, 2013, among Lannett Company, Inc., the Subsidiaries of Lannett Company, Inc. identified therein, and Citibank, N.A., as Administrative Agent

99.1 December 19, 2013 Press Release